                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant / /
Filed by a party other than the Registrant /X/
Check the appropriate box:
/ /  Preliminary proxy statement      / /    Confidential, for Use of the Commission
                                             Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive proxy statement
/ /  Definitive additional materials
/X/  Soliciting material under Rule 14a-12

                                  HAGGAR CORP.
                                  ------------
                (Name of Registrant as Specified in Its Charter)

                          KAHN BROTHERS & CO., INC.
                         ------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/X/         No fee required.

/ /         Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
            0-11.

(1)         Title of each class of securities to which transaction applies: Not applicable
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(2)         Aggregate  number of securities to which  transaction  applies:  Not applicable
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(3)         Per unit price or other  underlying  value of  transaction  computed pursuant  to  Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was  determined):  Not applicable
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(4)         Proposed maximum aggregate value of transaction:  Not applicable
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(5)         Total fee paid: Not applicable

/ /         Fee paid previously with preliminary materials.

/ /         Check box if any part of the fee is offset as  provided  by Exchange
            Act Rule 0-11(a)(2) and identify the filing for which the offsetting
            fee  was  paid   previously.   Identify  the   previous   filing  by
            registration  statement number, or the form or schedule and the date of its filing.

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(1)         Amount Previously Paid: Not applicable
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(2)         Form, Schedule or Registration Statement No.: Not applicable
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(3)         Filing Party: Not applicable
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(4)         Date Filed: Not applicable
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                                EXPLANATORY NOTE

            Kahn Brothers & Co., Inc. ("Kahn  Brothers") is filing materials contained in this Schedule 14A with the  Securities  and Exchange  Commission in connection with a possible solicitation of proxies in support of the election of the nominees of Kahn Brothers  &  Co. Profit  Sharing Plan &  Trust (the
"Trust") to the Board of Directors of Haggar Corp.  (the  "Company") at the next annual meeting of the stockholders of the Company (the "Annual Meeting"). Thomas
G.  Kahn,  a nominee of the  Trust,  is the  President  of Kahn  Brothers  and a
co-trustee of the Trust.

            Item 1: On December  13,  2002,  Thomas G. Kahn sent a letter to the
Chief  Executive  Officer of the Company  informing  him that Kahn  Brothers has retained  MacKenzie  Partners,  Inc. to assist in a possible  proxy  contest and reiterated  Kahn  Brothers'  willingness  and  readiness to discuss its proposal regarding representation to the Board of Directors of the Company.

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Item 1:
                          KAHN BROTHERS & CO., INC.
                               555 MADISON AVENUE
                            NEW YORK, NEW YORK 10022

                                                  December 13, 2002

BY FACSIMILE AND FEDERAL EXPRESS
--------------------------------

J. M. Haggar, III
Chief Executive Officer
Haggar Corp.
6311 Lemmon Avenue
Dallas, Texas 75209

            Re:   Request for Board Representation
                  --------------------------------

Dear Mr. Haggar:

            We have been advised by Winston Oxley of Vinson & Elkins L.L.P., counsel to Haggar  Corp.  (the  "Company"),  that the Board of  Directors of the
Company  (the  "Board")  met last  December  11,  2002  but has not yet  taken a position with regard to our request for one seat in the Board.  Accordingly,  we have retained the services of MacKenzie  Partners,  Inc., a proxy  solicitations firm,  to assist in the  possible  proxy  contest to elect the  nominees of Kahn
Brothers & Co. Profit Sharing Plan & Trust to the Board at the Company's
next  annual  meeting.  In this  regard,  we hope that you will  ensure that the
Company  makes the list of  shareholders  available to us for  inspection  on or before  December 17, 2002 and that you  discontinue  your  litigation to deny us access to the shareholders list.

            We would also like to reiterate  our  willingness  and  readiness to discuss with the Company our proposal to appoint our representative to the Board to avoid the possible  proxy  contest  referred to above.  If you do not wish to discuss our proposal  any  further,  we hope that you will allow the election of directors to be promptly put before the Company's shareholders.  I would welcome a call.

                                Very truly yours,

                                /s/Thomas G. Kahn
                                -----------------

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                             SUPLEMENTAL INFORMATION

            The Trust intends to make a preliminary filing with the SEC of proxy materials to be used to solicit  votes for the election of the Trust's  nominees at the next Annual Meeting.  The Trust strongly  advises all stockholders of the
Company to read the proxy statement and any other relevant  documents when it is available  because it will contain important  information.  Such proxy statement and any other relevant documents will be available at no charge on the SEC's web site at http://www.sec.gov.

            The Trust  beneficially owns 29,600 shares of common stock, $.10 par value of the Company (the  "Common  Stock").  Kahn  Brothers  beneficially  owns
784,669  shares of Common  Stock  which are held in the names of its  investment advisory clients.  Messrs.  Thomas G. Kahn and Mark E. Schwarz  beneficially own
837,269 and 4,200 shares of Common Stock,  respectively.  Each of Kahn Brothers, the Trust, Thomas G. Kahn and Mark E. Schwarz (collectively, the "Participants")
may be deemed  participants  in the  solicitation  of  proxies in respect of the annual meeting and the matters to be voted on. Additional  information regarding the  Participants  is included in their Schedule 13D, as amended,  jointly filed with the SEC on December 4, 2002.

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